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                                                                    Exhibit 99.1


                                  NEWS RELEASE


For More Information Contact:                         For Release - July 8, 2005
J. Downey Bridgwater, President & Chief
Executive Officer
713-507-2670
Stephen Raffaele, Executive Vice
President & Chief Financial Officer
713-507-7408


               STERLING BANCSHARES TO ACQUIRE DALLAS, TEXAS BASED
         PRESTONWOOD BANCSHARES, INC., PARENT COMPANY OF THE OAKS
                              BANK & TRUST COMPANY

HOUSTON, TX, July 8, 2005 - Sterling Bancshares, Inc. (NASDAQ: SBIB) announced today that it has entered into a definitive agreement to acquire through merger Dallas, Texas-based Prestonwood Bancshares, Inc., and its subsidiary, The Oaks Bank & Trust Company.

Prestonwood Bancshares, Inc. is a privately held bank holding company which operates five banking offices in the Dallas area under the name of The Oaks Bank & Trust Company. As of March 31, 2005, The Oaks Bank & Trust Company had assets of approximately $106 million, loans of $78 million, and deposits totaling $95 million, which includes over $48 million in non-interest bearing deposits.

"Over the last 20 years, the employees of The Oaks Bank & Trust Company have built a quality Texas banking franchise with a great reputation for service by focusing on building quality relationships with their customers," said J. Downey Bridgwater, President and Chief Executive Officer of Sterling Bancshares. "Even though their name will change to Sterling, the focus on building quality banking relationships will remain the same. We have admired the way The Oaks Bank & Trust Company has operated over the years, and we welcome the opportunity to work side-by-side with them."

Bridgwater continued, "We are excited about the opportunity to enter into this strategic partnership with The Oaks Bank & Trust Company, which will greatly enhance our efforts in Dallas. Once the merger is complete, it will not only double our size in Dallas, in terms of assets and locations, but it will also give us the ability to achieve the kind of critical mass we need in order to accelerate our growth in the Dallas market."

Max W. Wells, Chairman and Chief Executive Officer of The Oaks Bank & Trust Company said, "The merger with Sterling will provide a great platform for us to continue to provide excellent service, while expanding our product offerings for our customers. Sterling has a long history of taking care of its customers and employees. We look forward to helping build the franchise in Dallas."

After the transaction is completed, Mr. Wells will serve as Vice Chairman of Sterling Bank for the Dallas region. In addition, he will serve as a director of the holding company, Sterling Bancshares, Inc. The transaction is expected to close during the fourth quarter of 2005. The consideration for the merger consists entirely of cash.

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Sterling Bancshares, Inc., News Release
July 8, 2005
Page 2



FORWARD-LOOKING STATEMENTS

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared. The Company does not assume any obligation to update the forward-looking statements. These statements provide our expectations but are not guarantees of future performance. There are several factors, many beyond our control, that could cause our results to differ significantly from expectations including adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of our allowance for credit losses; our ability to maintain or improve loan quality levels and origination volumes and competitive influences on product pricing. Additional factors that could cause actual results or conditions to differ significantly from these forward-looking statements can be found in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's web site (www.sec.gov).

ABOUT STERLING BANCSHARES

Sterling Bancshares, Inc., is a Houston-based bank holding company with total assets of $3.4 billion, which operates 35 banking offices in the greater metro areas of Houston, San Antonio, and Dallas, Texas. These cities are the 4th, 8th and 9th largest in the United States, respectively, based on population. The Company's common stock is traded through the NASDAQ National Market System under the symbol "SBIB".



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